UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of Earliest Event Reported): June 17, 2013

REXNORD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35475	20-5197013
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4701 West Greenfield Avenue, Milwaukee, Wisconsin		53214
(Address of Principal Executive Offices)		(Zip Code)

(414) 643-3739
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
On June 17, 2013, Rexnord Corporation (the "Company") announced the launch of a public offering of 11,000,000 shares of its common stock held by certain funds affiliated with Apollo Global Management, LLC (collectively with its subsidiaries, “Apollo”). The Apollo funds will be the sole selling stockholder and will grant to the underwriters of the common stock offering an option to purchase up to an additional 1,650,000 shares of common stock. The Company will not issue shares in the offering and will not receive any proceeds from the offering. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release dated June 17, 2013

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, Rexnord Corporation has caused this report to be signed on its behalf by the undersigned thereunto authorized this 17th day of June, 2013.

REXNORD CORPORATION

BY:	/S/ Patricia M. Whaley
Patricia M. Whaley
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated June 17, 2013